Exhibit 99.1

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

Contact:

Dan Madden

SVP Finance & Investor Relations

(408) 428-7929

dmadden@symmetricom.com

Symmetricom Reports Fiscal First Quarter 2009 Financial Results

Year-Over-Year Growth in Revenue and Net Income

•                  Revenue of $55.9 million, up 10.2% from the first quarter of 2008

•                  Net income from continuing operations of $2.6 million, up $2.9 million from the first quarter of 2008

•                  EPS of $0.06, up $0.07 from the first quarter of 2008

•                  Non-GAAP net income of $4.5 million, or $0.10 EPS, up $.06 from the first quarter of 2008

SAN JOSE, Calif. — Oct. 29, 2008 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment, enable the management and assure the performance of next generation networks, today reported financial results for its first fiscal quarter ended September 28, 2008.

Revenue for the first quarter of fiscal 2009 was $55.9 million, an increase of 10.2% from $50.7 million in the first quarter of fiscal 2008.  Symmetricom earned $2.6 million, or $0.06 per share from continuing operations on a fully diluted basis, compared with a net loss from continuing operations of $0.3 million, or $0.01 per share on a fully diluted basis, in the first quarter of fiscal 2008.

Non-GAAP net income in the first quarter was $4.5 million, or $0.10 per share on a fully diluted basis, compared with $1.8 million, or $0.04 per share on a fully diluted basis, in the same period of the prior year.  A reconciliation of GAAP and non-GAAP results is provided at the end of this press release.

Cash and short term investments totaled $106.4 million as of September 28, 2008, a decrease of $57.9 million from June 29, 2008. During the first quarter, the company used $62.5 million to repurchase a portion of Symmetricom’s outstanding convertible debentures and $1.8 million for stock buybacks.   Net cash flow from operating activities was $8.4 million and property, plant and equipment purchases were $1.1 million, resulting in free cash flow of $7.3 million.

Business Segment Results

Telecom Solutions Division revenue in the quarter was $39.0 million, up 27.9% from $30.5 million in the same period of the prior year.  Growth in Telecom Solutions Division revenue was

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primarily driven by shipments of TimeCreator™, our new precise timing product for DOCSIS 3.0 broadband cable networks.  Timing, Test & Measurement Division revenue in the quarter was $16.9 million, down 16.5% from $20.2 million in the same period of the prior year.

“Strong shipments of our new cable product made a significant contribution to overall revenue growth and operating profit in the first quarter,” said Thomas Steipp, president and CEO.  “I credit our strong financial performance to the growing diversification of our product portfolio and markets we serve. On the commercial side, cable has become a meaningful revenue contributor, while in our government business, strong orders show broad-based and relatively stable Government spending on our products.”

“In addition to an expanding product portfolio and customer base, our solid balance sheet provides flexibility and allows us to capitalize on a wider range of opportunities, such as the recently announced increase to our stock repurchase program,” said Justin Spencer, chief financial officer.

Second Quarter and Fiscal 2009 Guidance

Symmetricom reaffirms its previous guidance for fiscal year 2009 as follows:

•                  Net revenues in the range of $230 million to $240 million

•                  GAAP earnings in the range of $0.20 to $0.26 per share

•                  Non-GAAP earnings in the range of $0.35 to $0.41 per share

For the second fiscal quarter, Symmetricom expects:

•                  Net revenues in the range of $50 million to $57 million

•                  GAAP results ranging from a net loss of $(0.01) per share to net earnings of $0.04 per share

•                  Non-GAAP earnings in the range of $0.03 to $0.08 per share

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing 1-210-234-0003 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing 1-402-220-6422.

Analyst and Investor Day

Symmetricom will host an Analyst and Investor Day on Thursday, November 13, 2008 from 9:00 am to 1:30 pm Eastern Standard Time at the Grand Hyatt Hotel in New York City.  Tom Steipp, president and chief executive officer, Justin Spencer, chief financial officer, and other senior executives will present information about the company.  Mr. Nicholas Hamilton-Piercy, the former Chief Technology Officer of Rogers Communications, Inc., will join Symmetricom management as a special guest speaker.

The meeting will be webcast simultaneously and a replay will be available for 30 days.  To access the webcast, please go to http://www.wsw.com/webcast/symm/.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the Reconciliation of GAAP to Non-GAAP Results, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges, investment gains and losses, and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free Cash Flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. We believe this metric provides useful information to our investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders.  Free Cash Flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning second quarter and fiscal 2009 guidance and our expectations of operating performance in fiscal 2009, as well as the information regarding the usefulness of the non-GAAP financial information. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent Form 10-Q’s and Form 8-K’s.

Note: Financial schedules attached.

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 28,	September 30,
	2008	2007

Net revenue	$55,898	$50,735
Cost of products and services	26,609	28,027
Amortization of purchased technology	368	805
Integration and restructuring charges	—	3
Gross profit	28,921	21,900
Gross margin	51.7%	43.2%
Operating expenses:
Research and development	7,304	7,286
Selling, general and administrative	15,679	15,516
Amortization of intangible assets	103	260
Integration and restructuring charges	585	293
Operating income (loss)	5,250	(1,455)
Loss on repayment of convertible notes	(522)	—
Loss on investments	(473)	—
Interest income	768	2,210
Interest expense	(765)	(1,195)
Earnings (loss) before income taxes	4,258	(440)
Income tax provision (benefit)	1,660	(129)
Net income (loss) from continuing operations	2,598	(311)
Gain from discontinued operations, net of tax	—	68
Net income (loss)	$2,598	$(243)

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$0.06	(0.01)
Gain from discontinued operations	—	—
Net earnings (loss)	$0.06	$(0.01)
Weighted average shares outstanding - basic	43,964	45,474

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$0.06	(0.01)
Gain from discontinued operations	—	—
Net earnings (loss)	$0.06	$(0.01)
Weighted average shares outstanding - diluted	44,582	45,474

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 28,	September 30,
	2008	2007
Reconciliation from GAAP to Non-GAAP
GAAP net earnings (loss) from continuing operations	$2,598	$(311)

Equity-based compensation expense:
Cost of products and services	205	270
Research and development	329	538
Selling, general and administrative	472	779
Total equity-based compensation expense	1,006	1,587
Amortization of intangible assets:
Cost of products and services	368	805
Operating expenses	103	260
Total amortization of intangible assets	471	1,065

Integration and restructuring charges	585	296
Loss on repayment of convertible notes	522	—
Loss on investments	473	—
Income tax effect of Non-GAAP adjustments	(1,189)	(864)
Non-GAAP net earnings from continuing operations	$4,466	$1,773

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$0.06	$(0.01)
Non-GAAP income from continuing operations	$0.10	$0.04
Shares used in diluted shares calcuation	44,582	46,068

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 28,	September 30,
	2008	2007
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$55,898	$50,735
GAAP Gross profit	28,921	21,900
GAAP Gross margin	51.7%	43.2%

Add Non-GAAP Items:
Equity-based compensation expense	205	270
Amortization of intangible assets	368	805
Integration and restructuring charges	—	3

Non-GAAP Gross profit	$29,494	$22,978
Non-GAAP Gross margin	52.8%	45.3%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$55,898	$50,735
GAAP Operating expenses	23,671	23,355
Operating expenses % to revenue	42.3%	46.0%

Add Non-GAAP Items:
Equity-based compensation expense	$801	$1,317
Amortization of intangible assets	103	260
Integration and restructuring charges	585	293

Non-GAAP operating expenses	$22,182	$21,485
Non-GAAP operating expenses % to revenue	39.7%	42.3%

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 28,	June 29,
	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$88,014	$142,419
Short-term investments	18,383	21,910
Accounts receivable, net	36,378	36,682
Inventories, net	40,339	38,273
Prepaids and other current assets	15,006	14,402
Total current assets	198,120	253,686
Property, plant and equipment, net	23,990	25,036
Goodwill, net	48,144	48,144
Other intangible assets, net	6,721	7,191
Deferred taxes and other assets	41,689	44,512
Total assets	$318,664	$378,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,647	$9,018
Accrued compensation	16,252	13,582
Accrued warranty	3,622	3,801
Other accrued liabilities	9,363	11,233
Current maturities of long-term obligations	1,006	64,515
Total current liabilities	40,890	102,149
Long-term obligations	59,898	59,855
Deferred income taxes	426	426
Total liabilities	101,214	162,430
Stockholders’ equity:
Common stock	180,916	182,201
Accumulated other comprehensive income	(62)	(60)
Retained earnings	36,596	33,998
Total stockholders’ equity	217,450	216,139
Total liabilities and stockholders’ equity	$318,664	$378,569

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending December 28, 2008
	Revenue		Earnings (Loss) Per Share
	From	To	From	To

GAAP Guidance	$50,000	$57,000	$(0.01)	$0.04

Estimated Non-GAAP Adjustments
Equity-based compensation expense			$0.03	$0.03
Amortization of intangible assets			$0.01	$0.01
Integration and restructuring charges			$0.02	$0.02
Income tax effect of non-GAAP adjustments			$(0.02)	$(0.02)
Total Non-GAAP Adjustments			$0.04	$0.04

Non-GAAP Guidance	$50,000	$57,000	$0.03	$0.08

	Twelve Months Ending June 28, 2009
	Revenue		Earnings Per Share
	From	To	From	To

GAAP Guidance	$230,000	$240,000	$0.20	$0.26

Estimated Non-GAAP Adjustments
Equity-based compensation expense			$0.13	$0.13
Amortization of intangible assets			$0.04	$0.04
Integration and restructuring charges			$0.04	$0.04
Loss on repayment of convertible notes			$0.01	$0.01
Loss on investments			$0.01	$0.01
Income tax effect of non-GAAP adjustments			$(0.08)	$(0.08)
Total Non-GAAP Adjustments			$0.15	$0.15

Non-GAAP Guidance	$230,000	$240,000	$0.35	$0.41